Exhibit 5.1


                              The Loev Law Firm, PC
                        6300 West Loop South, Suite 280,
                              Bellaire, Texas 77401
                               713-524-4110  Phone
                             713-524-4122  Facsimile


February 9, 2007


Pediatric  Prosthetics,  Inc.
12926 Willowchase Drive
Houston, TX 77070



Re:  Form  SB-2  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Pediatric Prosthetics, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   83,303,569  shares of  common  stock,  $0.001  par  value  (the  "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, it is our opinion that the Shares are duly authorized and will be, when issued in the manner described in the Registration Statement, assuming the Company is able to sufficiently increase its authorized shares to allow for such issuances, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                         Sincerely,
                                   /s/ The Loev Law Firm, PC

                                      The Loev Law Firm, PC

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